Exhibit 99.1

          Annual Compliance Letter for Certificate Series 1996-C1

                                                                  GE Capital
____________________________________________________________________

                               GE Capital Asset Management Corporation
                               A Unit of General Electric Credit Corporation PO Box 671568 Houston, TX 77267
                               363 North Sam Houston Parkway East Suite 1200 Houston, TX 77060
                               281-405-7000



April 30, 1997



Bankers Trust Company of California, N.A.,    Fitch Investors Service, Inc.,
as Trustee                                    as Rating Agency
Three Park Plaza, 16th Floor                  One State Street Plaza
Irvine, CA 92714                              New York, NY 10004
Attention: David Co                           Attention:  Donna Daily,
                                              Commercial Mortgage Rating

Standard & Poor's Ratings Group, as Rating
Agency
Financial Institutions/Mortgages Group
25 Broadway
New York, NY 10004
Attention:  Karen Bailey

           Re: Annual Statement as to Compliance
               Mortgage Pass-Through Certificates, Series 1996-C1

In accordance with Section 3.13 of the Pooling and Servicing Agreement dated April 1, 1996 (the "Agreement") entered into in connection with the above-referenced Certificates, the undersigned officer of GE Capital Asset Management Corporation (the "Master Servicer") hereby certifies that (i) a review of the activities of the Master Servicer for the period from April 3, 1996 through December 31, 1996 and of its performance under the Agreement has been made under each such officer's supervision, (ii) to the best of each officer's knowledge, based upon such review, the Master Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such period of time, and (iii) the Master Servicer has not received notice regarding qualification, or challenging the status, of the Trust Fund as a REMIC from the Internal Revenue Service or any other governmental agency or body.




  /s/ Ann A. Hambly                            /s/ Robert W. Bailey
__________________________________            ______________________________
Ann A. Hambly - Senior Vice President, on     Robert W. Bailey - Treasurer,
behalf of GE Capital Asset Management         on behalf of GE Capital Asset
Corporation in its capacity as Master         Management Corporation in its
Servicer                                      capacity as Master Servicer